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                                                                    EXHIBIT 99


[MOYCO TECHNOLOGIES, INC.]                             200 Commerce Drive
                                                       Montgomeryville, PA 18936
                                                       (215) 855-4300
                                                       (800) 331-8837
                                                       Fax: (215) 362-3809
                                                       moyco@netaxs.com
                                                       www.moycotech.com/-moyco






                                   Exhibit A



News Release
April 21, 1998
Contact: Joseph Sternberg


                    Moyco and Cabot Agree to End Litigation

Moyco Technologies, Inc. (MOYC; Nasdaq), a Montgomeryville, PA manufacturer of precision abrasives and professional dental supplies, and Cabot Corporation, (CBT; NYSE), a global supplier of specialty chemicals and leading supplier of semiconductor chemical mechanical planarization ("CMP") polishing slurries, have agreed to enter into a stipulation of dismissal without prejudice as to all claims and counterclaims filed in the United States Court for the Northern District of California. The litigation involved a dispute as to whether a Moyco CMP slurry infringed the claims of a Cabot patent. Because Moyco has exited the semiconductor CMP market, the case between the two parties was settled. Under the settlement agreement, neither party admits liability or waives its claims against the other. The remaining terms of the settlement are confidential.


                                      END







                                                          Thompson Dental
Moyco Union Branch         Abrasives Division             Manufacturing Company
York, PA 17402             Montgomeryville, PA 18936      Missoula, MT 59801
(717) 221-1344             (215) 855-4300                 (406) 728-0000
(800) 221-1344             (800) 331-8837                 (800) 622-4222